UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 30, 2015

8point3 Energy Partners LP

(Exact name of registrant as specified in its charter)

Delaware	1-37447	47-3298142
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Rio Robles San Jose, California		95134
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (408) 240-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 30, 2015, 8point3 Energy Partners LP (the “Partnership”) entered into Amendment No. 2 to Omnibus Agreement (the “Omnibus Amendment”) with its general partner, 8point3 General Partner, LLC, 8point3 Holding Company, LLC, First Solar, Inc. (“First Solar”), SunPower Corporation (“SunPower” and, together with First Solar, the “Sponsors”) and 8point3 Operating Company, LLC (“OpCo”). The Omnibus Amendment amends the terms of the parties’ existing Omnibus Agreement to provide that the indemnity for energy produced prior to commercial operation owed by each Sponsor to OpCo will be calculated on an aggregate basis with respect to all projects contributed by such Sponsor in connection with the Partnership’s initial public offering, rather than on a project-by-project basis.

All other material terms and conditions of the agreement were unchanged.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Omnibus Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Number	Description
10.1

Amendment No. 2 to Omnibus Agreement dated November 30, 2015, by and among 8point3 Operating Company, LLC, 8point3 General Partner, LLC, 8point3 Holding Company, LLC, 8point3 Energy Partners LP, First Solar, Inc. and SunPower Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

8POINT3 ENERGY PARTNERS LP

	By:	8point3 General Partner, LLC,
its general partner

Date: December 4, 2015	By:	/s/ Jason E. Dymbort
Jason E. Dymbort
General Counsel

INDEX TO EXHIBITS

Number	Description
10.1

Amendment No. 2 to Omnibus Agreement dated November 30, 2015, by and among 8point3 Operating Company, LLC, 8point3 General Partner, LLC, 8point3 Holding Company, LLC, 8point3 Energy Partners LP, First Solar, Inc. and SunPower Corporation.

4